UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SIGNAL HILL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	86-2579543
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2810 N. Church Street, Suite 94644 Wilmington, DE	19802-4447
(Address of principal executive office)	(Zip code)

Securities to be registered pursuant to Section l2(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Units, which consist of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant to purchase one share of Class A common stock	The Nasdaq Global Market
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	The Nasdaq Global Market

Redeemable warrants included as part of the units	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-262042

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of Signal Hill Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-262042) filed with the U.S. Securities and Exchange Commission on January 6, 2022, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Signal Hill Acquisition Corp.
Dated: February 10, 2022

	By:	/s/ Jonathan Bond
	Name:	Jonathan Bond
	Title:	Chief Executive Officer